EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Global Blood Therapeutics, Inc.:

We consent to the use of our report included herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

San Francisco, California

July 30, 2015